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                             EMPLOYMENT AGREEMENT

          THIS AGREEMENT is made as of July 1, 2000, between BWAY Corporation, a Delaware corporation (the "Company") and Thomas Eagleson ("Executive"). The
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Company and Executive are referred to collectively herein as the "Parties" and
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individually as a "Party".
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          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          1.  Employment.  The Company shall employ Executive, and Executive
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accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof (the "Employment Date") and ending as provided in Section 4 (the "Employment Period").
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          2.  Position and Duties.  During the Employment Period, Executive
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shall be Executive Vice President, Manufacturing & Engineering of the Company
(the responsibilities of which shall include the Production Planning and Quality functions) and shall render such administrative and other services to the Company and its Subsidiaries as the Company's board of directors (the "Board"),
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Chief Executive Officer and its Chief Operating Officer may from time to time direct. Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. Executive's principal place of employment shall be at the Company's or its Subsidiaries' facility located in Cincinnati, Ohio. Executive shall report to the Chief Operating Officer of the Company and attend the Information Committee meetings and other meetings when requested by the Chief Operating Officer. For purposes of this Agreement, "Subsidiaries" shall mean any
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corporation of which the securities having a majority of the voting power in electing directors are, at the time of determination, owned by the Company, directly or through one or more Subsidiaries.

          3.  Base Salary, Bonus and Benefits.
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          (a) During the Employment Period, Executive's base salary shall be
$200,000 per annum or such higher rate as the Board designates from time to time (the "Base Salary"). The Base Salary shall be payable in regular installments
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in accordance with the Company's general payroll practices. Following the end of the fiscal year during the Employment Period, the Board may award the Executive a bonus for such year based on Executive's performance, the amount of which will be determined by the Board in its sole judgment. Executive's "target" under the Company's Management Incentive Plan ("MIP") shall be thirty-three percent
(33.3%) of Base Salary with a maximum of fifty percent (50%) of Base Salary. Executive is eligible to receive an annual special bonus up to one-hundred percent (100%) of his Base Salary during each year of the two-year term of this Agreement if the Company's manufacturing performance is outstanding (as determined solely by the Chairman and approved by the Board) within each full year of the Employment Period.

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          (b) In addition to the Base Salary and any bonuses payable to
Executive pursuant to Section 3(a), during the Employment Period Executive shall be entitled to (w) participate in the Company's 1995 Fourth Amended and Restated Long-Term Incentive Plan (the "Plan") and all of the Company's other employee benefit programs for which senior executive employees of the Company are generally eligible, (x) eight hundred thousand and no/100 dollars ($800,000) in term Life Insurance (through a combination of Supplemental Life Insurance under the Company's plan and/or a separate policy with a Company-approved carrier),
(y) an annual executive physical examination conducted by a Company-approved provider, and (z) four (4) weeks of paid vacation each year. Executive shall be recommended, one time, to be granted 40,000 options to purchase the Company's Common Stock pursuant to the Plan (the options will vest in equal portions over a two (2) year period beginning on the first anniversary of the date of grant). The option price shall be determined by the Board in accordance with the Plan.

          (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses. The Company will pay airfare for Executive to return to Maryland for weekend trips using the best available airfares as determined by the Company's purchasing department for 21 day advance tickets traveling between either Cincinnati or Dayton and Maryland. The Company shall furnish Executive with a reasonably priced furnished apartment in Cincinnati, Ohio mutually agreed upon by both Parties. Executive shall receive a one time signing bonus of ten thousand and no/100 dollars ($10,000.00) due and payable upon full execution of this Agreement and Executive showing up at work on July 1, 2000.

          4.  Term.
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          (a) Unless renewed by the mutual agreement of the Company and
Executive, the Employment Period shall end on the second anniversary of the Employment Date; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

          (b) If the Employment Period is terminated by the Company without Cause prior to the second anniversary of the Employment Date, subject to the limitations set forth below, Executive shall be entitled to receive his Base Salary and health, disability and life insurance benefits until the later of the second anniversary of the Employment Date or the first anniversary of the date of such termination, so long as Executive has not breached the provisions of Sections 5, 6, 7 and 11 hereof. The amounts payable pursuant to this Section 4(b) shall be reduced by the amount of any compensation Executive receives with respect to any other employment during the period in which the Company is making such payments to Executive or, in the event the Employment Period is terminated as a result of Executive's permanent disability or incapacity, by the amount Executive receives with respect to any disability policy. Upon request from time to time, Executive shall furnish the Company with a true and complete certificate or affidavit specifying any such compensation or payments due to or received by him. Executive has no obligation to seek employment during the period that he is receiving compensation pursuant to this Section 4(b).

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          (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause 4 (a) (i) above, Executive shall be entitled to receive his Base Salary through the date of termination.

          (d) All of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination, except for benefits required by law.

          (e) Notwithstanding anything in Section 4(c) to the contrary, the Company shall be deemed to have terminated the Employment Period without Cause in the event that (i) Executive resigns as a result of a material breach of this Agreement by the Company which is not cured by the Company within 30 days after Executive delivers written notice of such breach to the Chief Executive Officer and General Counsel or (ii) the Company terminates the Employment Period as a result of the permanent disability or incapacity of Executive pursuant to 4(a)
(i) above.

          (f) "Cause" shall mean (i) a material breach of this Agreement by
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Executive, (ii) the conviction of the Executive by a court of competent jurisdiction of a felony or a crime involving moral turpitude, (iii) conduct which, if known to the general public, would likely bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iv) failure to perform duties as reasonably directed by the Board or the Chief Executive Officer which is not cured by the Executive within 30 days after Executive receives written notice of such failure to perform from the Board or Chief Executive Officer, or (v) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries.

          5.  Confidential Information.  Executive acknowledges that the
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information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary.
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Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Chief Executive Officer, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Nothing herein shall prevent Executive from making (i) any disclosure that is required by applicable law or the order of a court of competent jurisdiction, or
(ii) any disclosure, in good faith, to properly fulfill Executive's duties under this Agreement. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential
Information, Work Product or the business of the Company or any Subsidiary which he may then possess or have under his control.

          6.  Inventions and Patents.  Executive agrees that all inventions,
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innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company ("Work Product")
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belong to the Company or such Subsidiary.  Executive shall promptly disclose such Work Product to the Chief Operating Officer and perform all actions reasonably requested by the Chief Operating

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Officer (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          7.  Non-Compete, Non-Solicitation.
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          (a) Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's and it Subsidiaries' trade secrets and with other Confidential Information concerning the Company and the Subsidiaries and that his services will be of special, unique and extraordinary value to the Company and the Subsidiaries. Therefore, Executive agrees that, during the Employment Period and during the period that Executive is receiving compensation pursuant to Section 4(b) (but in no event for a period of less than twelve months after the termination of the Employment Period) (the "Noncompete Period"), he shall not directly or indirectly own, manage, control,
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participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its Subsidiaries engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (b) During the Noncompete Period, Executive shall not directly or indirectly (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary.

          8.  Enforcement.  If, at the time of enforcement of Section 5, 6 or 7,
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a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the Parties agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          9.  Executive Representations.  Executive hereby represents and
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warrants to the Company that (i) the execution, delivery and performance of this
Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery

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of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

          10.  Indemnification of Executive.  The Company shall indemnify and
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hold harmless Executive from all losses and claims incurred in connection with any actions taken by Executive in his capacity as an officer of the Company in accordance with, and to the fullest extent permitted under, Delaware General Corporation Law as in effect from time to time.

          11.  General Provisions.
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          (a) Notices.  All notices, requests, demands, claims, and other
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communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient, telecopied to the intended recipient at the telecopy number set forth therefor below, or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

If to the Company:
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BWAY Corporation
8607 Roberts Drive, Suite 250
Atlanta, Georgia 30350
Telephone: 770/645-4800
Attention: General Counsel

If to Executive:
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Thomas Eagleson
[address]

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (b) Severability.  Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Entire Agreement.  This Agreement (including the documents
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referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings,

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agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

          (d) Counterparts.  This Agreement may be executed in separate
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counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns.  Except as otherwise provided herein, this
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Agreement shall bind and inure to the benefit of and be enforceable by
Executive, the Company and their respective successors, heirs, executors, administrators and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of the Company.

          (f) Choice of Law.  All questions concerning the construction,
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validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

          (g) Amendment and Waiver.  The provisions of this Agreement may be
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amended and waived only with the prior written consent of the Company and
Executive.

          (h) Survival.  Sections 5, 6, 7 and 8 shall survive and continue in
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full force in accordance with their terms notwithstanding any termination of the
Employment Period.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                        BWAY CORPORATION

                                        By /s/ Blair Schlossberg
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                                        Its VP Administration
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                                        /s/ Thomas Eagleson  5/31/00
                                        ------------------------------------
                                        Thomas Eagleson